EXHIBIT 10.22
MILLENNIUM CHEMICALS INC. EXECUTIVE LONG-TERM INCENTIVE PLAN, AS AMENDED BY THE TERMINATION AMENDMENT THERETO, DATED AS OF OCTOBER 23, 1997, AND AS FURTHER AMENDED BY AMENDMENTS THERETO DATED JANUARY 23, 1998 AND JANUARY 22, 1999

                            MILLENNIUM CHEMICALS INC.

                       EXECUTIVE LONG-TERM INCENTIVE PLAN
                        (Effective as of January 1, 1997)

Section 1.     Establishment.

        Millennium Chemicals Inc., a Delaware corporation ("Millennium"), hereby establishes, effective as of January 1, 1997, an unfunded incentive compensation plan to be known as the "MILLENNIUM CHEMICALS INC. EXECUTIVE LONG-TERM INCENTIVE PLAN" (hereinafter referred to as "the Plan").

Section 2.     Purpose.

        The purpose of this Plan is to retain and reward key policy making and senior managerial employees for achieving long-term performance goals designed to enhance shareholder value.

Section 3.     Definitions.

        Whenever used herein, the following terms shall have the meanings set forth below:

        (a) Account means the account established under Section 6.

        (b) Award means an opportunity to earn an amount of incentive compensation granted in an Award Year to a Participant pursuant to Section 7.

        (c) Award Year means the calendar year in which Awards are granted.

        (d) Board of Directors means the Board of Directors of the Company, except as otherwise specifically stated.

        (e) Company means Millennium Chemicals Inc..

        (f) Earned Award means that portion of an Award earned by a Participant based on his or her Employer's and/or the Company's performance as measured at the end of each Performance Cycle against targets established by the Compensation Committee of the Board of Directors at the commencement of each Performance Cycle.

        (g) Employer means the respective operating company (Millennium Inorganic Chemicals Inc., Millennium Petrochemicals Inc. and Millennium Specialty Chemicals Inc. or an operating subsidiary of any such company, as the case may be) with whom a Participant is employed.

        (h) Participant means an executive or senior manager (or a former executive or senior manager) of an Employer who has been credited with one or more Awards under this Plan and whose Account has not been fully depleted by distributions or forfeitures.

        (i) Performance Cycle means a three-year period over which an Employer's performance shall be measured for purposes of determining the amount of an Earned Award by a Participant. A new Performance Cycle shall commence each January 1.

        (j) Retirement Age means the age at which a Participant attains normal retirement age for an unreduced benefit under the defined benefit plan in which he or she is a participant.

        (k) Total and Permanent Disability shall have the same meaning that such term (or similar term) has under the long-term disability plan in which the Participant is covered.

Section 4.  Eligible Executives.

        Participation in the Plan shall be limited to key policy making executives and senior managers of the Company or an Employer, as selected and approved by the Compensation Committee of the Board of Directors.

Section 5.  Period of Participation.

        An executive or senior manager for whom a grant has been made shall be a Participant under the Plan until his or her entire interest in the Plan either has been distributed or forfeited.

Section 6.  Account.

        The Company shall maintain a bookkeeping Account for each Participant, to which is credited annual Awards, and from which is debited distributions of Earned Awards and forfeitures under the Plan.

Section 7.  Awards.

        (a) At or shortly following the commencement of each Award Year, the Compensation Committee of the Board of Directors shall designate the senior executives and senior managers of an Employer to be eligible for grants of an Award. All awards shall be in the form of a cash compensation award relating to services to be performed and performance targets to be met in a Performance Cycle. A Participant shall earn the Award or portion thereof, based on his or her Employer's attainment of performance targets established by the Compensation Committee of the Board of Directors for each Performance Cycle.

        (b) Performance Levels.

        The amount of an Award which can be earned will depend upon the performance results of a Participant's Employer and/or the Company measured against performance levels which are referred to as :

               (1) "primary" level performance; and

               (2) "excess" level performance.

        The Compensation Committee, in its sole discretion, may also establish "entry" level performance goals which must be met before a participant is eligible to earn any portion of his or her "primary" or "excess" level award.

        (c) Weighting. Awards may, in the sole discretion of the Compensation Committee, be weighted against the consolidated results of the Company and/or an Employer in such percentages as the Compensation Committee may determine.

        (d) Calculation. The initial value of each Participants Award shall be expressed as a percentage of a Participant's annual bonus percentage of salary, as determined by the Compensation Committee of the Board of Directors with regard to each Participant, at the commencement of each Performance Cycle (and excluding any "top hat", special or other incentive arrangements which may be in existence or adopted subsequent to the commencement of a Performance Cycle).

 Section 8. Payment of Awards.

        Subject to Section 11 herein: (i) for each Performance Cycle in which a Participant earns an Award, he or she shall be paid 50% of the Earned Award within ninety (90) days of the end of each such Performance Cycle and (ii) the remaining 50% of the Earned Award shall be credited to an Account in the Participant's name and, subject to the forfeiture provisions herein, shall be paid or distributed in equal installments over five (5) years on the anniversary date of the last day of the Performance Cycle for which such payments are being made.

Section 9.  Interest.

        Simple interest shall be credited to each Earned Award, from and after the last day of each Performance Cycle until paid, at the 2 1/2 year Money Market Rate as reported by Chase Manhattan Bank or its successor at the end of each Performance Cycle. Interest shall be paid only on and in respect of each installment, as and when distributed.

 Section 10. Vesting in Account.

        A Participant shall be entitled to receive the remaining 50% of an Earned Award at the rate of 10% per year over the five years following the end of the Performance Cycle. A Participant shall be fully vested in Earned Awards in his or her Account in the event of the Participant's retirement (as defined in Section 3(j)), death, permanent or total disability or termination of employment for reasons other than cause or resignation.

 Section 11. Forfeitures.

        In the event that either:

        (a) the Participant is terminated for cause, a forfeiture under this subsection (a) shall occur even if the Participant has attained his or her Retirement Age; or,

        (b) the Participant terminates employment (voluntarily or for cause) prior to Retirement Age, the Participant shall forfeit any remaining balance in his or her Account, and nothing shall be payable thereafter to the Participant or any Beneficiary under the Plan.

        For purposes of this agreement, "cause" shall mean the willful neglect of the performance of duties by the Participant or the charge and ultimate conviction of a felony (or a pleading of nolo contendere) by the Participant or engaging in theft of company property, self dealing, having a conflict of interest and/or being found to have willfully breached Company policy, whether or not during the course of his or her employment.

Section 12. Death, Retirement, Disability.

        Upon termination of employment with the Company on or after the Participant's Retirement Age, or on account of the Participant's Total and Permanent Disability or Death, or for reasons other than cause or resignation, he or she shall be paid the remaining Earned Awards held in the Participant's Account in full in the form of a lump sum. Awards for the Performance Cycles in which such death, retirement or disability occurs shall be paid to a disabled or retired Participant or to the Participant's estate or beneficiary only after the completion of that Performance Cycle and only to the extent such Award becomes an Earned Award, provided the Participant has remained in the employ of the Employer for the entire first year of each such Performance Cycle.

Section 13. Change of Control/Sale of an Employer.

        (a) Unless the Board of Directors otherwise directs by resolution prior to the occurrence of a Change of Control (as hereinafter defined), in the event of a Change of Control:

            (1) As of the date of the Change of Control, 100% of all outstanding but unearned Awards shall be deemed Earned Awards to the extent of achievement of the "primary" or expected level of performance against the performance goals of the relevant performance cycle.

            (2) Earned Awards, including unpaid installments of Earned Awards outstanding prior to the Change of Control, shall not be subject to forfeiture for any reason.

            (3) Earned Awards, including installments of Earned Awards outstanding prior to the Change of Control, shall be distributed and paid in full within 90 days following the Change of Control.

        (b) For purposes of this Section 13, "Change of Control" shall mean that:

            (1) in the good faith judgment of the Board of Directors as constituted prior to the Change of Control, 30% or more of the Common Stock of Millennium Chemicals Inc. has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from Millennium Chemicals Inc.;

            (2) the stockholders of Millennium Chemicals Inc. approve a merger or consolidation of Millennium Chemicals Inc. with any other corporation, other than a merger or consolidation which would result in the voting securities of Millennium Chemicals Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Millennium Chemicals Inc. or such surviving entity outstanding immediately after such merger or consolidation, except that a merger or consolidation effected to implement a recapitalization of Millennium Chemicals Inc. (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of Millennium Chemicals Inc.'s then outstanding securities shall not constitute a Change of Control of Millennium Chemicals Inc.; or

            (3) 20% or more of the directors elected by shareholders to the Board of Directors of Millennium Chemicals Inc. are persons who were not nominated or elected at the most recent three annual meetings of the shareholders of Millennium Chemicals Inc.; or

            (4) the stockholders of Millennium Chemicals Inc. approve a plan of complete liquidation of Millennium Chemicals Inc. or an agreement for the sale or disposition by Millennium Chemicals Inc. of all or substantially all of the Company's or Millennium Chemicals Inc.'s assets.

        (c) In the event of a sale by the Company or by one of its affiliates of all of the stock or assets of an Employer of a Participant to any person, firm or entity (which is not a direct or indirect subsidiary or affiliate of the Company) and unless the purchaser of such Employer expressly assumes the provisions of this Plan with respect to such Employer, the Compensation Committee of the Board of Directors of the Company may determine and credit Awards for such Participants with respect to the current Performance Cycle(s), concurrent with such sale, as if it were the last day of such Performance Cycle(s) equal to the value of an Award for each such Participant during such Performance Cycle(s) assuming the "primary" or "expected" level of achievement was attained; in which case

            (1) All Such Participants shall be fully vested in such level of outstanding Awards in their Accounts and with respect to any Earned Awards or portion thereof which have not been distributed, and;

            (2) All such Earned Awards in each such Participant's account, shall be paid in cash to such Participant not later than 90 days following the closing of the sale of such Participant's Employer.

For the avoidance of doubt, in the event that the stock of any Employer shall be distributed, directly or indirectly, by way of a dividend, a distribution or otherwise to Millennium Chemicals Inc.'s shareholders, such event shall not be deemed to be a Change-in-Control, and the Employer shall thereupon be responsible to each Participant of such Employer for any outstanding Awards or Earned Awards depending on the Employer's performance for each Performance Cycle in accordance with the provisions of this Plan; provided, however, in the event of any such spin-off, the name of the new parent entity of the Employer shall be substituted for Millennium Chemicals Inc. in the above provisions.

Source 14.  Source of Payment.

        Payments under this Plan shall be made out of the Employer's general assets.

Source 15.  Unsecured Interest.

        No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Employer or the Company. The right to receive payments under the Plan shall be no greater than the right of any unsecured general creditor of the Employer or the Company.

Section 16. Employment.

        Nothing in the Plan shall interfere with or limit the right of the Company or the Employer to terminate any Participant's employment at any time.

Section 17. Nontransferability.

        In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate or otherwise dispose of any interest under the Plan and, to the extent permitted under applicable law, any attempt to charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

Section 18. Administration.

        The Plan shall be administered by the Compensation Committee of the Board of Directors who may from time to time establish rules for the administration and interpretation of the Plan. The determination of the Compensation Committee of the Company's Board of Directors on all questions of interpretation or construction shall be final, binding and conclusive on all persons.

Section 19. Applicable Law.

        The Plan shall be governed and construed in accordance with the laws of the State of Delaware.

Section 20. Withholding.

        The Company and the Employer shall have the right to deduct from any payments from the Plan the amount of any federal, state or local taxes which, in the Company's sole determination, should be withheld.

Section 21. Amendment and Termination.

        The Company expects the Plan to continue, but since future conditions affecting the Company and Participants cannot be foreseen, the Board of Directors of the Company necessarily must and does hereby reserve the right to amend, modify or terminate the Plan at any time by action of the Board of Directors. Notice of such amendment, modification or termination shall be given in writing to each Participant.



As Approved by the Compensation Committee



-------------------------------------
George H. Hempstead, III

                            MILLENNIUM CHEMICALS INC.

                              Termination Amendment

                                       To

          MILLENNIUM CHEMICALS INC. EXECUTIVE LONG-TERM INCENTIVE PLAN
                       (Effective as of October 23, 1997)
                                  (the "Plan")

        Any term of the Plan to the contrary notwithstanding the Plan shall be, and it hereby is amended as follows:

1. No additional awards shall be made under the plan and all Performance Cycles which have previously commenced shall end December 31, 1997.

2. Awards granted under the Plan for the 1997-1999 performance period shall be deemed earned awards to the extent of the applicable percentage set forth opposite the employing Subsidiary's name on Schedule A attached hereto; provided, however, that any individual who is a participant in both the 1996 and 1997 Millennium Petrochemical Inc. Long Term Incentive Plan shall only be entitled to an earned award equal to the greater of:

          (i) 1996 "expected" level plus the 1997 "primary" level; or
         (ii) the 1997 award only at the percentage based on 1997's actual performance results (but excluding two-thirds of the Morris Fire proceeds).

3. Such earned awards calculated under paragraph 2 of this amendment shall be paid to participants in three equal yearly installments of principal on December 15, 1998, December 15, 1999 and December 15, 2000; and, such installments shall bear interest at the rate provided in Section 9 of the Plan which shall be payable with the respective installments of principal; provided however, that participants in the 1997 Millennium Petrochemicals Inc. Plan shall be paid out their earned awards (to the extent being paid under this Plan) on February 15, 1998, without interest provided the joint venture with Lyondell Petrochemical Company shall have closed.

4. A participant or the participant's estate or designated beneficiary will be paid the full remaining balance of the earned awards in his or her account in a single lump sum with interest as provided in Section 9 of the Plan to the date of payment on the occurrence of any of the following events:

        (a) death,

        (b) total and permanent disability (as defined in the Plan),

        (c) retirement (as defined in the retirement plan covering the participant),

        (d) termination not for cause, and

        (e) a Change of Control as defined in the Plan, however, the amount payable shall be limited to the sum calculated under Schedule A attached hereto.

5. A participant's account balance will be forfeit in the event of a participant's voluntary separation from employment or termination for cause as defined in the Plan.

6. No payment shall be made from the Plan except as set forth in this amendment and, at the time the last account is paid out from the Plan, the Plan shall terminate.



                                                      --------------------------

                                    AMENDMENT
                                     TO THE
          MILLENNIUM CHEMICALS INC. EXECUTIVE LONG-TERM INCENTIVE PLAN

               WHEREAS, Millennium Chemicals Inc. (the "Company") maintains the Millennium Chemicals Inc. Long-Term Incentive Plan (effective as of October 1,
1997) (the "Plan");

               WHEREAS, pursuant to Section 21 of the Plan, the Board of Directors of the Company (the "Board") reserves the right to amend the Plan;

               WHEREAS, the Board previously approved the "Termination Amendment" to the Plan effective as of October 23, 1997 (the "Termination Amendment"); and

               WHEREAS, the Board desires to amend the Plan;

               NOW, THEREFORE, effective as of January 1, 1998, the Plan is amended as follows:

               1. Section 3 of the Termination Amendment to the Plan is amended by adding the following sentence to the end thereof:

        Other than with respect to any participant in the 1997 Millennium Petrochemicals Inc. Plan, in lieu of any Award being distributed to a Participant pursuant to the previous sentence of this Section 3, a Participant may elect to have all or any part of such Award deferred under the Millennium Chemicals Inc. Salary and Bonus Deferral Plan and be subject to the terms of such plan (the "Deferred Award"); provided, however, that such Deferred Award shall continue to be subject to the forfeiture provisions of Section 11 of the Plan.

               2. In all other respects, the Plan is hereby ratified and confirmed.

               IN WITNESS WHEREOF, this amendment has been executed the 23rd day of January 1998.


                            MILLENNIUM CHEMICALS INC.


                            By: _____________________

                                    AMENDMENT
                                     TO THE
          MILLENNIUM CHEMICALS INC. EXECUTIVE LONG-TERM INCENTIVE PLAN

               WHEREAS, Millennium Chemicals Inc. (the "Company") maintains the Millennium Chemicals Inc. Long-Term Incentive Plan (effective as of October 1,
1997) (the "Plan");

               WHEREAS, pursuant to Section 21 of the Plan, the Board of Directors of the Company (the "Board") reserves the right to amend the Plan;

               WHEREAS, the Board previously approved the "Termination Amendment" to the Plan effective as of October 23, 1997 and subsequently amended
Section 3 of such termination amendment effective as of January 1, 1998; and

               WHEREAS, the Board desires to further amend the Plan;

               NOW, THEREFORE, effective as of January 1, 1999, the Plan is amended as follows:

               1. Section 13(b) to the Plan is amended and restated in its entirely as follows:

        For purposes of this Section 13 Agreement, the term "Change in Control" shall mean:

        (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

        (2) during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3), or (4) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

        (3) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (1) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

        (4) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code of 1986, as amended or superceded and the term shall also include any partnership, limited liability company or other business entity if the Company owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the formation of Equistar Chemicals, LP ("Equistar") and the contribution of assets by Millennium Petrochemicals Inc. to Equistar on December 1, 1997 shall not constitute a Change in Control, and the sale or disposition of all or any part of the Company's interests in Equistar shall not constitute a Change in Control.

            3. In all other respects, the Plan is hereby ratified and confirmed.

            IN WITNESS WHEREOF, this amendment has been executed the 23rd day of January, 1999.


                            MILLENNIUM CHEMICALS INC.


                            By: _____________________
                            George H. Hempstead, III